Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

BOSTON OMAHA CORPORATION

* * * * * *

FIRST.                      The name of the corporation is Boston Omaha Corporation (the “Corporation”).

SECOND.                 The address of the registered office of the Corporation in the State of Delaware is c/o RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is RL&F Service Corp.

THIRD.                      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH.                   The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty three million (33,000,000) shares, consisting of: (i) thirty million (30,000,000) shares of Common Stock, $0.001 par value per share (“Common Stock”); and (ii) three million (3,000,000) shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

                1. General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

                2. Voting.  Except as otherwise required by law or the Certificate of Incorporation, each holder of Common Stock, as such, is entitled at all meetings of stockholders (and written actions in lieu of meetings) to one vote for each share of Common Stock held by such holder; provided, however, that, except as otherwise required by law, no holder of Common Stock, as such, shall be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation (including any certificate of designation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B. PREFERRED STOCK

                1. The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine.  Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.  Except as otherwise provided in the Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

                2. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors of the Corporation to create such series, and a certificate of designation shall be filed in accordance with the General Corporation Law.  The authority of the Board of Directors of the Corporation with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any; (vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of the Certification of Incorporation or the Bylaws of the Corporation, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers (including voting power), qualifications, rights and privileges, all as the Board of Directors of the Corporation may deem advisable and as are not inconsistent with law and the provisions of the Certificate of Incorporation.

FIFTH.                      The Corporation is to have perpetual existence.

SIXTH.                      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.           Subject to any additional vote required by the Certificate of Incorporation or the Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B.           Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

C.           Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

D.           Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

SEVENTH.                    To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law or such other law, as so amended.

Any repeal or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

EIGHTH.                      The following indemnification and advancement provisions shall apply to the persons enumerated below.

                                A.           Right to Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article Eighth, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors of the Corporation.

                                B.          Prepayment of Expenses of Directors and Officers.  The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should ultimately be determined that the Indemnified Person is not entitled to be indemnified under this Article Eighth or otherwise.

               C.           Claims by Directors and Officers.  If a claim for indemnification or advancement of expenses under this Article Eighth is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D.           Indemnification of Employees and Agents.   The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding.  The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors of the Corporation in its sole discretion.  Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors of the Corporation.

E.           Advancement of Expenses of Employees and Agents.  The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors of the Corporation.

F.           Non-Exclusivity of Rights.  The rights conferred on any person by this Article Eighth shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, the Bylaws of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise.

G.           Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise or advance expenses to such person shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H.           Insurance.  The Board of Directors of the Corporation may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance:  (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eighth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eighth.

I.           Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this Article Eighth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.  The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

NINTH.                      Subject to the rights of holders of any series of Preferred Stock, the Corporation reserves the right to amend or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights conferred upon a stockholder herein are granted subject to this reservation.

TENTH.                      The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Alex B. Rozek	c/o Boulderado Partners, LLC 292 Newbury Street, Suite 333 Boston, Massachusetts 02115

ELEVENTH.               Notwithstanding anything in this Certificate of Incorporation to the contrary, to the fullest extent permitted by law, in the event that (i) any current or prior stockholder or anyone on their behalf (a “Claiming Party”) initiates any action, suit or proceeding, whether civil, criminal, administrative or investigative or asserts any claim or counterclaim (each, a “Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Corporation (including any Claim purportedly filed on behalf of any other stockholder) and/or any director, officer, employee or affiliate thereof (each, a “Company Party”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the applicable Company Party for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the applicable Company Party may incur in connection with such Claim.

If any provision (or any part thereof) of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable facially or as applied to any circumstance for any reason whatsoever: (1) the validity, legality and enforceability of such provision (or part thereof) in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any subsection of this Article ELEVENTH containing any such provision (or part thereof) held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent permitted by law, the provisions of this Article ELEVENTH (including, without limitation, each such portion containing any such provision (or part thereof) held to be invalid, illegal, or unenforceable) shall be construed for the benefit of the Corporation to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision (or part thereof) held invalid, illegal or unenforceable, and (b) permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service.  Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

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I, THE UNDERSIGNED, being the sole incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of March, 2015.

/s/ Alex B. Rozek
Alex B. Rozek
Sole Incorporator